* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.

                      JOINT DEVELOPMENT AGREEMENT


THIS JOINT DEVELOPMENT AGREEMENT (the "JDA") is entered into as of the 5th day of March, 1999, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation having its principal place of business at 1850 Ramtron Drive, Colorado Springs, Colorado 80921 ("Ramtron") and FUJITSU LIMITED, a Japanese corporation having its registered office at 1-1, Kamikodanaka 4-chome, Nakahara-ku, Kawasaki-shi, Kanagawa-ken 211-8588, Japan ("Fujitsu").

                             RECITALS:

A. Ramtron and Fujitsu entered into that certain FRAM Technology License Agreement executed by Ramtron on December 6, 1995 and by Fujitsu on December 19, 1995, pursuant to which Ramtron licensed to Fujitsu certain of Ramtron's proprietary ferroelectric technology for the design, development, manufacture and sale of products based upon such ferroelectric technology.

B. Ramtron and Fujitsu entered into that certain Amendment to Agreement dated August 30, 1996, wherein the parties expanded their cooperative arrangement to include use by Fujitsu of the licensed ferroelectric technology in connection with embedded FRAM products (the FRAM Technology License Agreement, as amended, modified and supplemented by the Amendment to Agreement, shall be hereinafter referred to as the "FRAM Agreement").

C. Ramtron and Fujitsu now wish to enter into a further cooperative development agreement pertaining to the development of certain advanced ferroelectric processes and technologies.

NOW, THEREFORE, Ramtron and Fujitsu agree as follows:

1. DEFINITIONS. Defined terms used herein shall have the meanings ascribed to such terms in the FRAM Agreement, unless otherwise specifically provided herein. In addition, the following terms shall be defined as follows:

                                 Page 1-1

    a)  "Development Plan" shall have the meaning ascribed thereto in
        Section 3 hereof.

    b) "Fujitsu Intellectual Property Rights" shall have the meaning ascribed thereto in Section 8a) hereof.

    c) "Fujitsu Sole Improvements" shall have the meaning ascribed thereto in Section 8b) hereof.

    d) "Program" shall have the meaning ascribed thereto in Section 2 hereof.

    e)  "        **        " shall have the meaning ascribed thereto
        in Section 9 hereof.

2. SCOPE OF AGREEMENT. Fujitsu and Ramtron hereby establish a cooperative program (the "Program") pursuant to which the parties shall jointly develop certain advanced processes and technologies for ferroelectric integrated circuit devices. Specifically, the parties shall cooperate in developing a first generation 0.35 micron technology
for ferroelectric integrated circuit devices          **
                        **                                 .  The
Program shall be based in part in Fujitsu's existing facility in Iwate, Japan ("Iwate") and in part in Ramtron's existing facility in Colorado Springs, Colorado ("Northgate"), and shall be staffed and funded in the manner set forth in this JDA. Fujitsu and Ramtron acknowledge that, subject to earlier termination in accordance with Section 11 below, the Program shall consist of a cooperative effort between the parties lasting until the end of calendar year 2000, and that the Program may be renewed and extended upon the mutual agreement of Fujitsu and Ramtron.

3. DEVELOPMENT PLAN. Fujitsu and Ramtron have prepared and agreed to an initial development plan (the "Development Plan") for the Program. A copy of the Development Plan is attached hereto as Exhibit A. The Development Plan defines technical milestones, tasks to be undertaken by each of Fujitsu and Ramtron, deliverables, schedules and other undertakings of the parties for the efficient operation and administration of the Program. Fujitsu and Ramtron each agree to make best efforts to meet each of the milestones and to provide each of the deliverables set forth for them in the Development Plan. Fujitsu and Ramtron shall conduct by the end of each calendar quarter quarterly reviews of the Development Plan, including review of the progress made in accomplishing development milestones set out in the Development Plan, the allocation of staffing contemplated by the Development Plan, the development focus and timetable for development efforts contemplated by the Development Plan, and the development budget associated with the various components of the Development Plan.
Fujitsu and Ramtron anticipate that, from time to time, they may by mutual agreement refine and modify the objectives and/or specifics of

                                 Page 1-2
the Development Plan. Fujitsu and Ramtron agree to negotiate in good faith any additions or changes to the Development Plan and any schedule, staffing assignments, equipment needs and budget impacts resulting therefrom; provided, that any material reduction in the scope of the Development Plan will require the concurrence of Ramtron. From time to time, as necessary, Fujitsu and Ramtron may amend the Development Plan in writing; and, upon the written approval of any such amendment by each of Fujitsu and Ramtron, the amended Development Plan shall become part of this JDA and shall replace the then-current Development Plan.

4. UNDERTAKINGS OF RAMTRON. Ramtron acknowledges and agrees that, as part of the Program and as outlined in the Development Plan, Ramtron shall provide Program management for that portion of the Program that takes place at the Northgate facility, as well as the various items of equipment and Ramtron personnel specified in the Development Plan. All of such items and services shall be provided by Ramtron at Ramtron's actual cost with respect thereto, all as more specifically set forth in the Development Plan and in this JDA. Ramtron's contributions shall include the following:

    a) Facilities and Equipment. Ramtron shall make available to the Program portions of Ramtron's existing Northgate fabrication Facilities in Colorado Springs, Colorado and refit the Northgate facility to the extent specified in the Development Plan. Ramtron shall also make available to the Program the processing equipment presently located in Northgate and specified for Ramtron in the Development Plan. All additional equipment necessary or useful for carrying out the Program shall be provided or made available by Fujitsu, as described in
        Section 5 below, or by other arrangements with third party equipment vendors as mutually agreed.

    b) Program Management. Ramtron shall provide Program management and oversight for that portion of the Program that takes place at the Northgate facility, as described in the Development
        Plan.  Ramtron and Fujitsu agree that         **
                 **           , shall serve as the Ramtron Program
        Manager, whose responsibilities shall include management, supervision and oversight for that portion of the Program that takes place at the Northgate facility. Fujitsu and Ramtron agree that the scope and frequency of Program management reporting of budget performance and milestone progress shall be as specified in the Development Plan.

                                 Page 1-3

    c) Personnel. Ramtron shall make available to the Program those Ramtron personnel specified in the Development Plan. The parties acknowledge that amendments to the Development Plan, as described above, may necessitate personnel changes over the course of the Program. The parties shall negotiate in good faith to agree upon any such changes.

    d) Ferroelectric Process/Materials Technology. Ramtron shall provide and make available to the Program Ramtron's FRAM technology, to the extent the same has been licensed to Fujitsu pursuant to the FRAM Agreement.

5. UNDERTAKINGS OF FUJITSU. Fujitsu acknowledges and agrees that, as part of the Program and as outlined in the Development Plan, Fujitsu shall provide Program management for that portion of the Program that takes place at the Iwate facility, as well as the various items of equipment, Fujitsu personnel, CMOS underlayer wafers, certain CMOS process technology and development funding, as more specifically set forth in the Development Plan and in this JDA, all at no cost to Ramtron. Fujitsu's contributions shall include the following:

    a) Facilities and Equipment. Fujitsu shall make available to the Program portions of Fujitsu's existing Iwate fabrication facilities, as specified in the Development Plan. Fujitsu shall provide to the Program the equipment and materials specified for Fujitsu in the Development Plan. Certain items of equipment to be provided by Fujitsu are identified in the Development Plan as equipment to be installed by Ramtron at the Northgate facility. Fujitsu acknowledges and agrees that, from time to time, the items of equipment required to attain Program objectives may change, and the parties may agree upon certain additional or substitute items of equipment to be provided by Fujitsu and to be installed by Ramtron. All such equipment provided by Fujitsu for installation at the Northgate facility shall remain the exclusive property of Fujitsu and, upon completion or earlier termination of the Program, unless otherwise agreed, such items of equipment shall be removed by Fujitsu; provided that the disconnection of such equipment shall be performed by Ramtron at its cost.

    b) Program Management. Fujitsu shall provide Program management and oversight for that portion of the Program that takes place at the Iwate facility, as described in the Development Plan.
        Fujitsu and Ramtron agree that              **
                         **                  , shall serve as the
        Fujitsu Program Manager, whose responsibilities shall include management, supervision and oversight for that portion of the Program that takes place at the Iwate facility. Fujitsu and Ramtron agree that the scope and frequency of Program management reporting of budget performance and milestone progress shall be as specified in the Development Plan.

                                 Page 1-4

    c) Personnel. Fujitsu shall provide such personnel and expertise as may from time to time be necessary to re-qualify any items of equipment described in subsection a) above that are installed at Northgate. Fujitsu shall also provide the personnel and expertise that may from time to time be necessary to transfer to the Northgate facility the CMOS process technology described in subsection e) below. Further, Fujitsu shall make available to the Program those Fujitsu personnel specified in the Development Plan. The parties acknowledge that amendments to the Development Plan, as described above, may necessitate personnel changes over the course of the Program. The parties shall negotiate in good faith to agree upon any such changes.

    d) Wafer Supply. Fujitsu shall provide such quantities of CMOS underlayers as are necessary or useful in connection with the Program, as outlined in the Development Plan.

    e) CMOS Process Technology: Fujitsu shall provide and make available to the Program Fujitsu's existing 0.50/0.35 micron CMOS process technology as relates to backend ferroelectric processing, as more specifically described in the Development Plan.

    f) Development Funding. Fujitsu shall from time to time provide development funding for the Program, as more specifically set forth in Section 7 below.

6. THIRD PARTY PARTICIPANTS. Fujitsu and Ramtron acknowledge that one or more third parties may be invited to participate in the Program. Such additional participants may include equipment vendors, materials suppliers and the like. Participation in the Program by any such third party and the terms and conditions thereof shall be subject to the mutual written agreement of Fujitsu and Ramtron.

7.  FUNDING.  Fujitsu and Ramtron have established an initial budget
for the Program in the amount of       **       , as outlined in the
Development Plan. Fujitsu agrees to provide development funding to Ramtron for the Program to compensate Ramtron's actual costs of development for each calendar quarter for the duration of the Program; provided, that the development funding to be provided by Fujitsu for
the Development Plan has an overall ceiling of          **
              **               and such funding shall not exceed
                    **                    in either of the two
calendar years. Fujitsu and Ramtron shall, in accordance with the Development Plan, establish a quarterly budget for the Program based on anticipated development expense requirements during each calendar quarter and Ramtron shall invoice Fujitsu for the amount budgeted thirty (30) days in advance of each calendar quarter. Fujitsu shall

                                 Page 1-5
pay the Ramtron invoice within ten (10) business days after the first day of such calendar quarter. Notwithstanding the forgoing, Ramtron shall invoice Fujitsu for the budgeted amount for the first calendar quarter of 1999 upon execution of this JDA by both Ramtron and Fujitsu, and Fujitsu shall pay the amount so invoiced within two (2) weeks after receipt by Fujitsu of such invoice. As described in Section 3 above, Fujitsu and Ramtron shall review the progress against the Development Plan, including budget performance with respect thereto, at the end of each calendar quarter and, to the extent necessary, shall modify and reset the development budget for the Program for the subsequent calendar quarters during the duration of the Program. Any modification of a previously-approved Program budget must be in writing, signed by both Fujitsu and Ramtron.

8.  INTELLECTUAL PROPERTY.

    a) Ownership of Intellectual Property Developed Within Program. If, during the course of and directly in connection with the
        Program,                      **
                       **                          , and such
        intellectual property rights (hereinafter referred to as the
        "   **   Intellectual Property Rights") shall be and remain the
        exclusive property of   **   ; provided, however, that if, at
        any time after the date that is       **          after the
        completion of the        **       is unable or unwilling, for
        whatever reason, to support       **     .       **
        in respect of such licensed technology shall be as specified in
        Section 9 below.

        **    .

             **                 responsible for any and all costs
        associated with the preparation and filing of all patent applications and other actions or filings intended to perfect
            **    ownership of and rights in the         **       .

    b) Ownership of Intellectual Property Developed Outside Program. Except as set forth below, if either party makes any developments, inventions or discoveries outside of the Program (either independently or jointly with a third party), including developments, inventions or discoveries constituting improvements or enhancements of such party's existing technology, the rights of the parties regarding such developments, inventions and discoveries shall be governed by
        Article IV of the FRAM Agreement. Notwithstanding the preceding
        sentence, if     **     makes any developments, inventions or

                                 Page 1-6
        discoveries outside of the Program (either independently or jointly with a third party), which developments, inventions or discoveries constitute improvements or enhancements of the
                     **                  , then such developments,
        inventions and discoveries (the "   **    Sole Improvements")
        shall be subject to and included within the scope of the
           **      described in Section 8(a) above; provided that
           **       right to use            **              shall be
        exclusive of         **             relating to     **
                  **             .                **
        in respect of such licensed technology shall be as specified in
        Section 9 below.

9.  ROYALTIES.

    a)  Payment of Royalties     **       .  Fujitsu and Ramtron
        acknowledge and agree that nothing in this JDA is intended to modify, amend, supersede or make inapplicable any of the royalty provisions set forth in Article V of the FRAM
        Agreement.

    b)   **   :

       (i)   **

      (ii)   **   .

        **   .

        **   .

         **   :

(1)     **

(2)     **   .

        **   .

        **   .

        **   .

10. MANUFACTURING SERVICES. Fujitsu acknowledges and agrees that Ramtron shall have capacity rights to products that employ or incorporate any technology or invention resulting from the Program, consistent with Ramtron's capacity rights under Article VI of the FRAM Agreement.

                                 Page 1-7

11.  TERM AND TERMINATION.

    a) Term. This JDA shall remain in effect until the end of calendar year 2000, unless earlier terminated in accordance with subsection b) below; provided that this JDA and the Program may be extended upon the mutual agreement of Fujitsu and Ramtron.

    b) Termination. Notwithstanding the intended duration of the Program, Fujitsu shall have the right to terminate the Program under the following circumstances. If, through no fault of Fujitsu, Ramtron fails to meet one or more quarterly milestones to be accomplished by Ramtron during, or by the end of, a calendar quarter (the "Subject Quarter") pursuant to the Development Plan, Fujitsu may give Ramtron written notice of such failure within fifteen (15) days after the end of the Subject Quarter. Such notice (a "Delinquency Notice") shall identify the particular milestone(s) that Fujitsu believes Ramtron has failed to meet (the "Delinquent Milestones") and shall set out the details with respect to such failure.
        Ramtron shall then have until the end of the calendar quarter following the Subject Quarter to cure the identified defaults and satisfy the Delinquent Milestones that are the subject of the Delinquency Notice. If Ramtron does not cure such defaults and satisfy the Delinquent Milestones within the applicable grace period, then Fujitsu may terminate the Program by providing written notice of such termination to Ramtron.

        In addition, either party may terminate this JDA at any time by giving the other party written notice to that effect, effective on the date of such notice, upon or after any of the following events: (i) the filing by the other party of a voluntary petition in bankruptcy or insolvency; (ii) any adjudication that the other party is bankrupt or insolvent; (iii) the appointment of a receiver or trustee for all or substantially all of the property of the other party; (iv) any assignment or attempted assignment by the other party for the benefit of creditors; (v) the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate character; or (vi) the other party is in material default under this JDA (in the case of Ramtron, other than a default of the type described in the first paragraph of this subsection (b)) and fails to correct such material default within thirty (30) days after receiving written notice thereof from the other party. Moreover, upon the occurrence of any of the events described in items
        (i) through (v) above with respect to          **
        during the course of and directly in connection with
        the    **   .

                                 Page 1-8

        Except as set forth above in this subsection b), neither party shall have the right to terminate this JDA.

    c) Survival. Notwithstanding anything contained in subsection a) or subsection b) above to the contrary, the following Sections shall survive the expiration or earlier termination of this
        JDA: Sections 8, 9, 12, 13 and 14. In addition to the foregoing, and notwithstanding anything contained in this JDA
        or elsewhere to the contrary, if    **    terminates this JDA
        pursuant to subsection b) above, then any and all inventions or discoveries made jointly by the parties or independently by
           **     during the course of and directly in connection with
        the Program shall, effective upon the date of such termination, constitute and be considered to be "Joint Improvements" under
        the FRAM License, exclusive of          **         , and the
        respective rights of the parties with respect to such Joint Improvements shall be governed in all respects by the terms of the FRAM Agreement.

    d) Limitation of Damages. Fujitsu and Ramtron agree that, notwithstanding any breach or default by either party under this JDA, neither Fujitsu nor Ramtron shall be liable to the other with respect to any subject matter of this JDA or the Program, for any incidental, indirect, punitive or consequential damages, whether under contract, negligence, strict liability or any other theory, and whether or not such party had notice or knowledge of the possibility of such damages.

12. CONFIDENTIALITY. Fujitsu and Ramtron hereby incorporate by reference the general terms and conditions of Article IX of the FRAM Agreement and agree that such general terms and conditions shall be incorporated into and apply to this JDA the same as if such general terms and conditions were set forth fully herein; provided, however, that for purposes of this JDA, all Fujitsu Intellectual Property Rights and Fujitsu Sole Improvements shall be deemed to be "Confidential Data" disclosed by Fujitsu to Ramtron, and shall be treated accordingly by Ramtron; and provided further, however, that any disclosure of the Fujitsu Intellectual Property Rights and/or the Fujitsu Sole Improvements made by Fujitsu to any third party shall not include disclosure of any portion of the FRAM Technology, Ramtron Intellectual Property Rights, or Ramtron's Improvements, and Fujitsu shall take appropriate measures to ensure that Fujitsu does not, without the prior written consent of Ramtron, make any intentional or inadvertent disclosure of any portion of the FRAM Technology, Ramtron Intellectual Property Rights or Ramtron's Sole Improvements, subject to the aforesaid general terms and conditions.

                                 Page 1-9

13. PUBLIC ANNOUNCEMENT. The parties agree that the terms and conditions of this JDA shall be confidential to any third party and that, if necessary, all notices to third parties and all publicity concerning the terms and conditions of this JDA shall be jointly planned and coordinated by and between the parties. Neither of the parties shall act unilaterally in this regard without the prior written approval of the other party. However, Fujitsu and Ramtron shall mutually agree upon a press release, and its contents, regarding the subject matter of this JDA, which press release shall be issued within seven (7) days following execution of this JDA.

14. MISCELLANEOUS. Fujitsu and Ramtron hereby incorporate by reference the general terms and conditions set forth in Article XIII of the FRAM Agreement, and agree that such general terms and conditions shall be incorporated into and apply to this JDA the same as if such general terms and conditions were set forth fully herein; provided, however, that, notwithstanding the foregoing, the terms of Sections
13.11 and 13.14 of the FRAM Agreement shall be superseded by the terms of Section 13 above.

                                      FUJITSU LIMITED

                                      By: /S/ Kazunari Shirai
                                      Name: Kazunari Shirai
                                      Title: Senior Vice President

                                      RAMTRON INTERNATIONAL CORPORATION

                                      By: /S/ Greg B. Jones
                                      Greg B. Jones, President

                                 Page 1-10

                                    EXHIBIT A

   0.35 micron FRAM (registered trademark) Co-Development Program Definition

1. This document describes the co-development activity to be undertaken by Fujitsu and Ramtron and identified herein as the Joint Development Agreement (JDA) Program.
    1.1 The JDA Program is comprised of one focused project to be outlined below in Section 2.
    1.2 The JDA Program is defined as a two-year program with milestones scheduled as described in Section 3.
    1.3  Budgetary estimates and payment schedules are provided in
         Section 4.
    1.4 Intellectual Property Handling and Material Transfer Procedure are as specified in Section 5.

2.  JDA Program: Project description.
    2.1. 0.35 micron FRAM Development at Colorado Springs. This project involves design, material and process development for the
          first generation of 0.35um FRAM process       **
                   **               .  The goal is to    **   .
          2.1.1.  Certain       **                requirements for
                  successful    **    at 0.35 micron have been identified
                  as follows:
                  2.1.1.1.     **
                  2.1.1.2.     **
                  2.1.1.3.     **
                  2.1.1.4.     **
                  2.1.1.5.     **
          2.1.2.  The above requirements drive the project components as listed here.
                  2.1.2.1.     **.
                  2.1.2.2.     **.
                  2.1.2.3.     **.
                  2.1.2.4.     **.
                  2.1.2.5.     **.
                  2.1.2.6.     **.
                            2.1.2.6.1.   **.
                            2.1.2.6.2.   **.
                            2.1.2.6.3.   **.
                            2.1.2.6.4.   **.
                            2.1.2.6.5.   **.
                  2.1.2.7.     **.
                  2.1.2.8.  Ramtron will incorporate the skill sets of
                            the following groups. (The average number
                            of Ramtron's engineers to be assigned to
                            the JDA Program will be    **   during the JDA
                            Program.)
                            2.1.2.8.1.   **
                            2.1.2.8.2.   **

                                 Page 1-11

                            2.1.2.8.3.   **
                            2.1.2.8.4.   **
                            2.1.2.8.5.   **
                            2.1.2.8.6.   **
                  2.1.2.9.  A major portion of the    **    cleanroom,
                            together with associated facilities and
                            equipment, will be reconfigured by Ramtron
                            for use by JDA Program activities,
                            specifically providing     **     .  List
                            of existing equipment for such
                            reconfiguration is as follows:
                            2.1.2.9.1.   **
                            2.1.2.9.2.   **
                            2.1.2.9.3.   **
                            2.1.2.9.4.   **
                            2.1.2.9.5.   **
                            2.1.2.9.6.   **
                            2.1.2.9.7.   **
                            2.1.2.9.8.   **
                            2.1.2.9.9.   **
                            2.1.2.9.10.   **
                            2.1.2.9.11.   **
                            2.1.2.9.12.   **
                            2.1.2.9.13.   **
                  2.1.2.10.    **      .
                  2.1.2.11.    **      .
                  2.1.2.12.    **      .
                  2.1.2.13. The list of equipment to be installed at Ramtron's facility in Colorado Springs is preliminarily identified as follows:
                             2.1.2.13.1.   **
                             2.1.2.13.2.   **
                             2.1.2.13.3.   **
                             2.1.2.13.4.   **
                             2.1.2.13.5.   **
                             2.1.2.13.6.   **
                             2.1.2.13.7.   **
                             2.1.2.13.8.   **
                             2.1.2.13.9.   **.
                  2.1.2.14.     **    will install, and    **    will
                             set-up and condition, the equipment listed
                             above in Section 2.1.2.13, and    **
                             will provide cross training to    **    on
                             the equipment.
                  2.1.2.15.   **       .

                                 Page 1-12

                  2.1.2.16.     **    shall be responsible for the
                             maintenance and calibration of such
                             equipment. (According to the maintenance
                             cost history for such equipment, the
                             estimated costs for the maintenance to be
                             borne by    **    will be around    **
                             per year.)  However,    **    and    **
                             may, upon       **     written request,
                             discuss and, by mutual written agreement,
                             alter the allocation of the maintenance
                             costs if the actual costs for the
                             maintenance exceed the above estimation.
    2.2.  The above effort outlined in Section 2.1 entails the
             **      .
          2.2.1.   **    .
          2.2.2.   **    .

3. The program will be evaluated by use of the milestones as stated in this section.
    3.1.  Milestone list with target dates.    **      .
          3.1.1.   **   :
                  3.1.1.1.   **
                  3.1.1.2.   **
                  3.1.1.3.   **
                  3.1.1.4.   **
                  3.1.1.5.   **
          3.1.2.   **   :
                  3.1.2.1.   **
                  3.1.2.2.   **
          3.1.3.   **   :
                  3.1.3.1.   **
          3.1.4.   **   :
                  3.1.4.1.   **
          3.1.5.   **   :
                  3.1.5.1.   **
                  3.1.5.2.   **
                  3.1.5.3.   **
                  3.1.5.4.   **
                  3.1.5.5.   **
          3.1.6.   **   :
                  3.1.6.1.   **
          3.1.7.   **   :
                   3.1.7.1.   **
                   3.1.7.2.   **
                   3.1.7.3.   **
          3.1.8.   **   :
                  3.1.8.1.   **
                  3.1.8.2.   **
    3.2. The milestones will be reviewed and evaluated during quarterly review meetings.

                                 Page 1-13

4.  Budgetary estimate, review and payment schedule.
    4.1.  The budget by quarter is set below.
          4.1.1.   **
          4.1.2.   **
          4.1.3.   **
          4.1.4.   **
          4.1.5.   **
          4.1.6.   **
          4.1.7.   **
          4.1.8.   **
    4.2.  Quarterly invoices will be issued  **  days prior to the start
          of each quarter (except for   **   which will invoice
                   **   .
    4.3.  Quarterly payments are due within  **  business days after the
          first day of the quarter (except for   **   which will be due
          within   **    after receipt by   **    of relevant invoice).
    4.4. Quarterly accounting of actual expenditures will occur during quarterly review meetings.
    4.5. Subsequent invoices will reflect any quarter to quarter adjustment except as stated below regarding year-to-year restrictions.
    4.6.   **   .

5.  Intellectual Property Handling and Material Transfer Procedure.
    5.1. Each party will designate a contact person for material and document transfer and intellectual property (IP) handling.
    5.2.   **   .  To facilitate the aforementioned transfer, Ramtron and
          Fujitsu will follow the procedure as stated below.    **   .
          5.2.1.  Both parties' contact persons will have a weekly
                  review session by appropriate means (e.g. in person
                  or TV conference or phone call) to confirm such developments, inventions and discoveries made by
                     **    as well as the progress thereof.
          5.2.2.     **    personnel will make and maintain sufficient
                  descriptive documents of such developments,
                  inventions and discoveries, as soon as possible after each such development, invention or discovery.
          5.2.3.     **    will permit    **    contact person to have
                  access to all the materials and documents maintained
                  by    **    personnel relating to the JDA Program.
                                  **                             .
    5.3. Within the JDA Program, Ramtron will create an Office for Document Control.
    5.4. All company confidential documents, materials and IP will be acknowledged by the Office.
    5.5.  Protocol for documents and materials:
          5.5.1.   **   .
          5.5.2.  All such reports, other documents and materials will be addressed to document control, assigned a control number, and distributed according to prescription.
                  5.5.2.1.   **   .
                  5.5.2.2. All such reports, other documents and materials will be distributed at Ramtron only to the appropriate JDA Program engineering list which is maintained by Ramtron's internal Document Control Department.

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